Exhibit 99.1

August 16, 2007

Mr. William Jacobson
Chairman of the Board
Mr. Robert L. Dumont
President and Chief Executive Officer
Atlas Mining Company
630 East Mullan Avenue
Osburn, Idaho  83849

Dear Bill and Bob:

As I detailed to Bob in our recent meeting, I am in the process of pursuing certain other business opportunities.  To ensure that I can devote my full time to these opportunities and to avoid any conflict of interest, apparent or real, with Atlas business, I am submitting my resignation, effective immediately, from the Board of Directors of Atlas Mining Company.,

Sincerely,

/s/ Kurt Hoffman

Kurt Hoffman